                                  AMENDMENT NO. 1
                                        TO
                              SHAREHOLDER'S AGREEMENT

     This Amendment No. 1 (the "Amendment") to the Shareholder's Agreement dated March 19, 1997 (the "Shareholder's Agreement"), is made as of January 15, 1999, by and among The RiceX Company, a Delaware corporation (formerly known as Food Extrusion, Inc.) (the "Company") and of CF Corporation, an Idaho corporation (the "Shareholder") formerly known as Centennial Foods, Inc.

                                      RECITALS

          A. The Company and the Shareholder entered into the Shareholder's Agreement in satisfaction of a condition to the obligations under the Asset Purchase Agreement dated as of January 2, 1997 between the Company, Food Extrusion Montana, Inc., a Montana corporation and wholly-owned subsidiary of the Company ("FoodEx MT") and the Shareholder (the "Asset Purchase Agreement").

          B. As an inducement to and as a condition of, the parties entering into the Asset Purchase Agreement, the Company granted the Shareholder a put to sell the 310,000 shares of common stock of the Company issued to the Shareholder pursuant to the terms of the Asset Purchase Agreement.

          C. The parties desire to amend the terms and conditions of the Put as set forth herein and provide for additional consideration to enter into this Amendment, including the agreement by the Company to pay the sum of $1,289,000 to the creditors of the Shareholder.

          D. Unless otherwise specified herein, all capitalized terms shall have the meanings provided in the Shareholder's Agreement, which meanings are hereby incorporated herein by reference.

          In consideration of these premises and of the mutual promises contained in this Amendment and in the Shareholder's Agreement, the parties hereby agree as follows:

     1. SECTION 1. Section 1 of the Shareholder's Agreement is amended and restated in its entirety as follows:

          1.   ISSUANCE OF SHARES AND TRANSFER OF TRADEMARKS/PATENTS.

          On the Closing Date (as defined in the Asset Purchase Agreement), the Company shall issue an aggregate of 310,000 shares of common stock of the Company to the Shareholder. The Shares shall be issued pursuant to the exemption from registration set forth in Section 3(a)(10) of the Securities Act of 1933, as amended (the "Act") and shall be subject to the restrictions on transfer in Sections 4 and 7 below.

          Within five business days of signing of this Amendment, the Company shall issue an aggregate of 100,000 shares of common stock of the Company (the "Additional Shares") to the Shareholder and upon signing this Amendment, shall enter into a Registration Rights Agreement substantially in the form attached hereto as Exhibit A.

          As additional consideration for the issuance of Additional Shares to the Shareholder and the Put (as defined below), the Shareholder hereby irrevocably and forever assigns, grants and conveys, free and clear of any and all liens, claims or other encumbrances, all right, title and interest in and to Patent No. 5,512,287 to Beta Glucan and the Trademark No. 75-045125 for Mirachol and all proprietary rights therein, (the Trademark and Patent together, the "Intellectual Property"), and the Company hereby accepts such assignment to the Company pursuant to the terms and conditions below. The Shareholder hereby agrees to execute such instruments as may be required to convey to the Company the Trademark and Patent and all proprietary rights therein.

          The Shareholder hereby represents and warrants the following as of the date of this Agreement:

          (a) The Shareholder is the sole and exclusive owner of the Intellectual Property; no other persons can or will claim ownership of the Intellectual Property or a shop right or other interest in or to the Intellectual Property, and the Shareholder has not entered into any agreement which would diminish, alter or in any way modify the full and complete right, title and interest being conveyed to the Company.

          (b) The Intellectual Property has not been revealed or disclosed to anyone by the Shareholder, except under a confidential undertaking evidenced by a written confidentiality or non-disclosure agreement, and the Shareholder has not publicly used, sold or offered to sell the Intellectual Property or any device that embodies the Intellectual Property.

          (c) The Shareholder has not filed, or caused to be filed, application(s) for patents or obtained in his name, or caused to be obtained in the name of others, any patents in the United States or elsewhere based in or covering the Intellectual Property.


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

          (d) As of the Effective Date, the Shareholder has full, good and marketable title to the Intellectual Property, which Intellectual Property is free and clear of all liens, security interests, mortgages, adverse claims, licenses or any other such encumbrances whatsoever (collectively, "Encumbrances"). The Shareholder's right, title and interest to the Intellectual Property are freely transferable without obtaining the consent or approval of any other person or party.

          (e) No action, suit or proceeding before any court or any governmental body or authority has been instituted or, to the knowledge of the Shareholder, threatened that relates in any manner to the Intellectual Property or any portion thereof.

          (f) The Intellectual Property does not infringe the intellectual property rights of any third parties.


     2. SECTION 2. Section 2 of the Shareholder's Agreement is amended and restated in its entirety as follows:

          2.   PUT.

          2.1 THE PUT. The Company hereby irrevocably grants and issues to Shareholder the right and option to sell to the Company on July 1, 1999 (hereinafter referred to as the "Put") any or all of the Shares for the consideration set forth in Section 2.3; PROVIDED, HOWEVER, that if the Company's common stock closes at or above $5.00 (subject to adjustment under Section 6 below) (the "Termination Value") on the OTC Bulletin Board for ten (10) consecutive trading days at any time between the date of this Amendment and on or before July 1, 1999, the Put shall immediately terminate and be of no force and effect without further notice or action. The right of the Shareholder to exercise the Put under this Section 2 is not transferable.

          2.2 EXERCISE OF PUT. The Shareholder may exercise the Put and sell to the Company any or all of the Shares on July 1, 1999, and the Company agrees to purchase such number of shares put to the Company and issue shares of common stock of the Company in accordance with this Section 2.3 with respect to all of the Shares put to the Company on such date (the "Exercise Date"). The Shareholder shall exercise the Put on the Exercise Date by delivery of a written notice prior to July 1, 1999 to the Company specifying the number of Shares as to which the Put shall be exercised and delivery to the Company of a stock certificate or certificates representing the total number of Shares being put and purchased, duly endorsed in blank by the Shareholder or having attached thereto a stock power duly executed by the Shareholder in proper form for transfer.


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

          2.3  PAYMENT AND DELIVERY OF SHARES. The Company shall, within twenty
(20) calendar days after July 1, 1999, issue shares of common stock of the Company to such Shareholder with in an amount equal to the following formula (the "Put Shares"):

          X  =      Remaining Debt
                    --------------
                         T

Where X equals the number of shares of common stock of the Company to be issued to the Shareholder upon exercise of the Put within twenty days following July 1, 1999, the Remaining Debt represents the amount of $1,550,000 less any amounts recovered by Shareholder through the sale of any Shares and T represents the average closing price of the Company's common stock on the OTC Bulletin Board for the period from June 1, 1999 to June 30, 1999.

          2.4 ACCELERATION OF THE PUT. The Company, in its sole discretion, may accelerate and pay the Put upon written notice to the Shareholder. Upon such acceleration, under Section 2.3, T shall represent the average closing price of the Company's common stock on the OTC Bulletin Board for the thirty days preceding the date of the written acceleration notice and the Company shall be required to issue the Put Shares under Section 2.3 and certificates representing the Put Shares within twenty (20) calendar days after the date of the written acceleration notice. The Shareholder shall immediately surrender the certificates representing the Shares to the Company as provided under
Section 2.2 upon receipt of the written acceleration notice duly endorsed in blank by the Shareholder or having attached thereto a stock power duly executed by the Shareholder in proper form for transfer.

          2.5 ISSUANCE OF NEW CLASS OF SHARES. The Company agrees that until the earlier of (i) the automatic termination of the Put under Section 2.1 above,
(ii) the payment of the Put Shares under Section 2.4 and (ii) July 1, 1999, the Company shall not issue any class of stock, other than common stock, without the prior written consent of the Shareholder, which consent shall not be unreasonably withheld.

     3. SECTION 6. Section 6 of the Shareholder's Agreement is amended and restated in its entirety as follows:

          6. ADJUSTMENT TO TERMINATION VALUE AND RIGHT OF FIRST REFUSAL PRICE. In the event the Company at any time or from time to time shall declare or pay any dividend on the common stock payable in common stock, or effect a subdivision or consolidation of the outstanding shares of common stock into a greater or lesser number of shares of common stock, then and in any such event, in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or in the case of any such subdivision, at the close of


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 business on the date immediately prior to the date upon which such corporate action becomes effective, the Termination Value and Right of First Refusal Price shall be proportionately adjusted. Additionally, if, from time to time during the term of this Agreement: (i) there is any stock dividend, distribution or dividend of cash or property, stock split, or other change in the character or amount of any of the outstanding securities of the Company; or (ii) there is any consolidation, merger or sale of all, or substantially all, of the assets of the Company; then in such event, any and all new, substituted or additional securities, cash, or other property to which the Shareholder is entitled by reason of his or her ownership of the Shares shall be included in the word "Shares" for all purposes with the same force and effect as the Shares presently subject to the Right of First Refusal and other terms of this Agreement. The Termination Value and Right of First Refusal Price per share shall be appropriately adjusted.

     4.   SECTION 7.  Section 7.1 shall be amended to add the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933 AND QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS, UNLESS AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS OBTAINED THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED.

     5.   SECTION 9.9.  A Section 9.9 shall be added as follows:

          9.9 INVESTMENT REPRESENTATIONS. This Amendment is made with the Shareholder in reliance on the following specific representations to the Company that:

          (a) The Additional Shares and Put Shares, when and if issued, purchased and issued hereunder will be acquired for the Shareholder's own account, not as a nominee or agent, and not with a view to the distribution of any part thereof, and the Shareholder has no present intention of selling, granting participation in, or otherwise distributing the same. The Shareholder has not been organized for the purpose of investing in securities of the Company, although such investment is consistent with its purposes.

          (b) The Shareholder understands that the purchase of the Additional Shares and Put Shares, when and if issued, represents a speculative investment, and the Shareholder is able, without impairing its financial condition, to hold the Additional Shares, and Put Shares, for an indefinite period of time and to suffer a complete loss of the Shareholder's investment. The Shareholder is


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

aware of and has investigated the Company's business, management and financial condition, has had the opportunity to inspect the Company's facilities and has had access to such other information about the Company as the Shareholder has deemed necessary or desirable to reach an informed and knowledgeable decision to acquire the Additional Shares and Put Shares.

          (c) The Shareholder understands, except as set forth in the Registration Rights Agreement, that the Additional Shares and Put Shares will not be registered under the Act by reason of, among other things, reliance upon certain exemptions therefrom, and that the reliance of the Company on such exemptions is predicated upon, among other things, the bona fide nature of the Shareholder's investment intent as expressed herein.

          (d) The Shareholder is experienced in evaluating and investing in securities of companies in the development stage and has made investments in securities other than those of the Company. The Shareholder acknowledges that by reason of its business or financial experience, it has the ability to bear the economic risk of its investment pursuant to this Agreement.

          (e) RULE 144. The Shareholder understands that the Additional Shares and Put Shares are restricted securities within the meaning of Rule 144 under the Act; that, although the Additional Shares and Put Shares are subject to certain registration rights hereunder, until such registration is effective such securities are not registered and must be held indefinitely unless they are subsequently registered or an exemption from such registration is available; that, in any event, the exemption from registration under Rule 144 will not be available for at least one year, and even then will not be available unless: (i) a public trading market then exists for the Additional Shares and Put Shares;
(ii) adequate information concerning the Company is then available to the public; and (iii) other terms and conditions of Rule 144 are complied with, including, among other things, the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold in any three-month period shall not exceed specified limitations; and that any sale of such securities may be made by the Shareholder only in limited amounts in accordance with such terms and conditions if the Shareholder is an affiliate of the Company or has held such securities less than two years.

          (f) INDEPENDENT INVESTIGATION. The Shareholder has had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Company and the purchase hereunder, and all such questions, if any, have been answered to the full satisfaction of the undersigned. In making its investment decision to purchase the Additional Shares and Put Shares, the Shareholder is not relying on any oral or written representations or assurances from the Company or any other person other than as set forth in this Agreement or in a document executed by a duly authorized representative of the Company making reference to this Agreement. The Shareholder has such


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

experience in business and financial matters that it is capable of evaluating the risk of its investment and determining the suitability of its investment. By reason of each of the Shareholder's business or financial experience or the business or financial experience of each of the Shareholder's professional advisors, has the capacity to protect its own interest in connection with this purchase.

          (g) ECONOMIC RISK. The Shareholder understands and acknowledges that an investment in the Additional Shares and Put Shares involves a high degree of risk, including a possible total loss of investment. The Shareholder represents that the Shareholder is able to bear the economic risk of an investment in the Additional Shares and Put Shares. In making this statement, the Shareholder hereby represents and warrants that the Shareholder has adequate means of providing for the Shareholder's current needs and contingencies and the Shareholder is able to afford to hold the Additional Shares and Put Shares for an indefinite period.

          (h) NO GOVERNMENT RECOMMENDATION OR APPROVAL. The Shareholder understands that no United States federal or state agency or similar agency of any other country has passed upon or made any recommendation or endorsement of the Company, this transaction or the purchase of the Additional Shares and Put Shares.

          (i) RELIANCE ON REPRESENTATION. This Agreement is made by the Company with each of the Shareholder in reliance upon the Shareholder's representations, warranties and covenants made in this Section 9.9.

          (j) NO REGISTRATION. The Shareholder understands that the Additional Shares and Put Shares have not been registered under the Act and are being offered and sold pursuant to an exemption from registration contained in the Act, which is based, in part, upon the representations of the Shareholder contained herein.

          (k) NO PUBLIC SOLICITATION. The Shareholder knows of no public solicitation or advertisement of an offer in connection with the proposed sale of the Additional Shares and Put Shares.

          (l) INVESTMENT INTENT. The Shareholder represents and warrants to the Company that the Shareholder has no present plan or intention of selling the Additional Shares or Put Shares, has made no predetermined arrangements to sell the Additional Shares or Put Shares that the purchase and sale hereunder, together with any subsequent resale of the Additional Shares or Put Shares, is not part of a plan or scheme to evade the registration provisions of the Act.

          (m) NO SALE IN VIOLATION OF THE ACT. The Shareholder further covenants that the Shareholder will not make any sale, transfer or other disposition of the Additional Shares or Put Shares in violation of the Act, the


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

Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder.

          (n) NO RELIANCE ON TAX ADVICE. The Shareholder has reviewed with its own tax advisors the foreign, federal, state and local tax consequences of this investment, where applicable, and the transactions contemplated by this Agreement. The Shareholder is relying solely on such advisors and not on any statements or representations of the Company or any of its agents and understands that the Shareholder (and not the Company) shall be responsible for the Shareholder's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

          (o) INDEPENDENT LEGAL ADVICE. The Shareholder acknowledges that the Shareholder has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel. The Shareholder is relying solely on such counsel and not on any statements or representations of the Company or any of its agents for legal advice with respect to this investment or the transactions contemplated by this Agreement.

          (p) NOT AN AFFILIATE. The Shareholder is not an officer, director or "Affiliate" (as the term is defined in Rule 405 and Rule 501(b) of the Act) of the Company.

          (q) TRANSFER RESTRICTIONS. The Shareholder agrees that the Company may instruct the transfer agent for the Company's common stock to not register the transfer of the Additional Shares or Put Shares unless the restrictions referenced in the legend in Section 7.1 have been satisfied.


     6. DEFINITIONS. The defined terms in the Shareholder's Agreement, Asset Purchase Agreement and other related agreements shall include the terms as defined herein to the extent appropriate or necessary; for example, the term "FoodEx" shall also include the "Company."

     7. AFFECT OF AMENDMENT. Except as otherwise modified hereby, the terms of the Shareholder's Agreement shall remain in full force and effect.


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

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the above written date.





 COMPANY:                 The RiceX Company

                          By: /s/ D. L. McPeak
                              ------------------
                          Name: Daniel L. McPeak
                                ----------------
                          Title:   CFO/COB
                                 ---------------

 THE SHAREHOLDER:         CF Corporation

                          By: /s/ Ike Lynch
                              ------------------
                          Name: Ike Lynch
                                ----------------
                          Title: President & CEO
                                ----------------


















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